Exhibit 10.2.8

SEVENTH AMENDMENT TO THE AMENDED AND

RESTATED STOCKHOLDERS AGREEMENT

OF

SITEL WORLDWIDE CORPORATION

This Seventh Amendment to the Amended and Restated Stockholder Agreement of SITEL Worldwide Corporation (f/k/a ClientLogic Corporation) (this “Amendment”) is made by and among the Corporation, the Onex Group and OMERS (as each is defined in the Stockholders Agreement) and is effective as of February 18, 2010.

RECITALS:

WHEREAS, the Corporation and the holders of the capital stock of the Corporation entered into that certain Amended and Restated Stockholders Agreement, dated as of September 14, 2007, as further amended (the “Stockholders Agreement”);

WHEREAS, Section 8.9(b) of the Stockholders Agreement grants the Corporation, the Onex Group and OMERS the right to amend such agreement;

WHEREAS, the Corporation, the Onex Group and OMERS desire to amend certain provisions of the Stockholders Agreement as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

AMENDMENT OF STOCKHOLDERS AGREEMENT

Section 1.1 Amendment to Section 2.1 (a) – Board. Section 2. l(a) of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

Subject to Section 2.1(c), the Board shall consist of (i) one individual as may be designated from time to time by OMERS Group (the “OMERS Group Designee”) and (ii) up to five individuals as may be designated from time to time by the Onex Group (an “Onex Group Designee”); provided, however, that one of the Onex Group Designees shall be a member of Management (a “Management Designee”). A Management Designee shall at all times while serving on the Board be a member of Management; it being understood that the size of the Board may hereafter be increased from time to time.

Section 1.2 Amendment to Section 2.7 – Audit and Compensation Committees. Section 2.7 of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

The Board’s audit committee (“Audit Committee”) shall be comprised of three members, one of whom shall be an OMERS Group Designee and two of whom shall be Onex Group Designees; provided, however, that upon the election or appointment of an Outside Director to the Board, such Outside Director shall replace one of the Onex Group Designees (as selected by Onex) on the Audit Committee. The Board shall cause its compensation committee (“Compensation Committee”) to be comprised of not fewer than two members nor more than three members, one of whom shall be an OMERS Group Designee and up to two of whom shall be ONEX Group Designees; provided, however, if the Compensation Committee is comprised of three members, an Outside Director shall replace one of the Onex Group Designees (as selected by Onex) on the Compensation Committee. Except for the Audit Committee and the Compensation Committee, no other committees of the Board shall be established unless the OMERS Group is entitled to designate at least one-third of the members of any such committee. If any director serving on any committee shall cease to serve as a director of the Corporation for any reason or otherwise is unable to fulfill his or her duties on any such committee, he or she shall be succeeded by another director designated in accordance with Section 2.2 by the party initially designating such director; provided, however, that (i) an OMERS Group Designee shall not be entitled to attend any committee meeting during discussions of a transaction or other action relating to : OMERS or an Affiliate thereof and (ii) an Onex Group Designee shall not be entitled to attend any committee meeting during discussions of a transaction or other action relating to Onex or an Affiliate thereof. This Section 2.7 shall terminate, and rights and obligations of the parties hereunder shall cease to have any force or effect, at such time as the OMERS Group ceases to own the OMERS Minimum Percentage.

Section 1.3 Amendment to Section 5.3(g) – No Superior or Inconsistent Rights. Section 5.3(g) of the Stockholders Agreement is hereby amended to add the double underlined language below:

The Corporation shall not enter into, grant, or assume any obligation under, or otherwise permit to exist, any registration rights of any person with respect to any equity securities of the Corporation except as expressly set forth herein unless (i) such registration rights are not superior to, or inconsistent or in conflict with, the registration rights granted in this Section 5, it being understood that no demand registration rights will be granted after the date hereof that permit the holder of such rights to exercise its demand registration rights earlier than 181 days after the consummation of a Qualified IPO, and (ii) the person or persons receiving the benefits of such registration rights acknowledge in writing that such registration rights are subject to the terms and conditions of the registration rights granted herein. As of the date hereof, the Corporation hereby agrees and acknowledges that no Person other than OMERS has any right to make a Demand Request.

ARTICLE II

MISCELLANEOUS

Section 2.1 Defined Terms. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

Section 2.2 Effect of Amendment. Except as specifically provided herein, the Stockholders Agreement is in all respects ratified and confirmed. All of the terms, conditions and provisions of the Stockholders Agreement as hereby amended shall be and remain in full force and effect.

Section 2.3 Entire Agreement. This Amendment, together with the unaltered portions of the Stockholders Agreement, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 2.4 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof.

Section 2.5 Duplicate Originals. This Amendment may be executed in as many counterparts as may be necessary or convenient, and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SITEL WORLDWIDE CORPORATION

By:	/s/ David Beckman
	Name:	David Beckman
	Title:	CLO & Secretary

ONEX CORPORATION

By:	/s/ Donald W. Lewtas
	Name:	Donald W. Lewtas
	Title:	Chief Financial Officer

By:	/s/ Andrea E. Daly
	Name:	Andrea E. Daly
	Title:	Vice President and General Counsel

ONEX CLIENTLOGIC HOLDINGS, LLC

By:	/s/ Robert M. Le Blanc
	Name:	Robert M. Le Blanc
	Title:	Director

By:	/s/ Donald F. West
	Name:	Donald F. West
	Title:	Director

OCP SC INVESTMENT HOLDINGS INC.

By:	/s/ Illegible
	Name:	Illegible
	Title:	Illegible

By:	/s/ Lisa Melchior
	Name:	Lisa Melchior
	Title:	Managing Director

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